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                                                                   EXHIBIT 10(b)



                         R.R. DONNELLEY & SONS COMPANY
             NON-EMPLOYEE DIRECTOR DEFERRED COMPENSATION AGREEMENT
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This AGREEMENT made this _____ day of _______________, 19_____, by and between
R.R. DONNELLEY & SONS COMPANY, a Delaware corporation (hereinafter called the "Company"), and _________________________, (hereinafter called "Director").

                              W I T N E S S E T H
                              -------------------

        WHEREAS, the Director is a member of the board of directors of the Company, or has been nominated for election as a member of the board of directors of the Company;

        WHEREAS, the Director is not also an employee of the Company; and

        WHEREAS, the Company and the Director desire to enter into this Agreement with respect to compensation earned by the Director from the Company for the period commencing with the first to occur of (i) the calendar year beginning immediately after the date hereof and (ii) the Director's election, and continuing so long as the Director shall continue to serve as a director of the Company or until terminated by the board of directors of the Company in accordance with Section 4;

     NOW, THEREFORE, in consideration of the Director's service as a member of the board of directors of the Company, it is agreed:
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1.   As compensation for such services, the Company agrees to pay to the
     Director during the period specified in Section 2(b) the aggregate amount credited on the books of the Company to the account provided for in
     Section 2(a).

2. (a) The Company shall set up on its books an account in the name of the Director to which shall be credited:

          (i) An amount equal to the fixed retainer or compensation to be paid for services as a director as from time to time determined by the board of directors, to be credited monthly for each month or part thereof during which the Director serves as a director of the Company subsequent to the effective date of this Agreement;

          (ii) An amount equal to the fixed fee for attendance at each meeting and any additional fee payable for service on any committee of the board of directors of the Company, as from time to time determined by the board of directors, in respect of services performed subsequent to the effective date of this Agreement;

         (iii) An amount equivalent to interest on the balance (including interest theretofore credited) from time to time credited to such account, to be credited quarterly at a rate equal to the then current yield obtainable on United States government bonds having a maturity date of approximately five years.

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          The amounts properly to be credited to such account shall in the event of dispute be determined by the board of directors, and such determination shall be binding and conclusive.

     (b) Commencing with the first day of the calendar month next following (i) termination of the Director's service as a director of the Company or
          (ii) the Director attaining age 65, whichever later occurs, the Company shall pay to the Director the amount then credited to his or her reserve account, together with interest to be thereafter credited to said account as above provided, in equal (as nearly as possible) annual installments, the number of which shall be the lesser of ten and the number of years during which the Director served as a director of the Company after the date of this Agreement.

     (c) Upon the death of the Director prior to complete distribution to the Director of the amount credited to the Director's account, any undistributed amount shall be paid, as soon as practicable after the Director's death, in a lump sum to such beneficiaries and in such proportions among them as the Director shall have designated in the latest instrument in writing filed by the Director with the Company, provided, however, that the Director may specify that such undistributed amount (together with interest to be thereafter credited to such account as above provided) shall be paid to the

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          Director's spouse in equal (as nearly as possible) annual
          installments, commencing as soon as practicable after the Director's death, the aggregate number of which (including installments, if any, paid to the Director before the Director's death) shall be the lesser of ten and the number of years during which the Director served as a director after the date of this Agreement. If there shall be no beneficiary designated or in existence at the Director's death, any undistributed amount shall be paid to the executor or administrator of the Director's estate. If payments are being made in installments to the Director's spouse, then upon the spouse's death, any amount then undistributed shall be paid as soon as practicable after such spouse's death, in one lump sum to the executor or administrator of the spouse's estate.

3. The Director may have all or a portion of the amounts which would otherwise be credited with respect to the services referred to in subparagraphs (i) and (ii) of paragraph 2(a) for any calendar year during the term of this Agreement paid to him or her in cash by filing with the Company on or before the December 31 immediately preceding such calendar year a written direction to such effect. Any such written election shall be effective only for the year for which it is made and once made, may not be revoked.

4. The board of directors of the Company may, by action taken before any annual meeting of the stockholders of the

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     Company, terminate the continued effectiveness of Section 2 of this
     Agreement, so that no further amounts (other than interest as provided in Section 2(a)(iii)) are credited to the account of the Director from and after such annual meeting date. The Director may, by filing with the COmpany a written direction to such effect, terminate the continued effectiveness of Section 2 of this Agreement so that no further amounts (other than interest as provided in Section 2(a)(iii)) are credited to the account of the Director from and after the calendar year beginning after the filing of such direction. No termination pursuant to this Section shall adversely affect the rights of the Director, the Director's personal representative or designated beneficiary, to receive the amounts theretofore credited to the Director's account, with interest thereon as provided in this Agreement.

5. The Director shall have no power to commute, encumber, sell or otherwise dispose of the rights provided herein and such rights shall be nonassignable and nontransferable.

6. The Company shall not be obligated to set aside any assets to satisfy its obligations hereunder. Neither the Director nor any spouse or other beneficiary shall have any claim against any specific assets of the Company, but shall have only the rights of a general creditor of the Company.

7. This Agreement shall be construed and interpreted in accordance with the laws (other than those pertaining to conflicts of law) of the State of Illinois, and shall be

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     binding upon and inure to the benefit of the Director, the Company and the heirs, executors, administrators, assigns and successors of each.

IN WITNESS WHEREOF, the parties have signed this Agreement on the day and year first above written.

                                    R.R. DONNELLEY & SONS COMPANY


By_________________________         By___________________________
     Director                            Title

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